EXHIBIT 99.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned hereby certifies that to his knowledge the quarterly report of Sonic Corp. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2003

/s/ W. Scott McLain
W. Scott McLain,
Chief Financial Officer